Exhibit 10.5

COMPANY WARRANT AGREEMENT

THIS COMPANY WARRANT AGREEMENT (the “Agreement”) is made as of December 23, 2002 (the “Closing Date”), by and between Rackable Corporation, a Delaware corporation (the “Company”), Rackable Investment LLC, a Delaware limited liability company (“Investment LLC”), and Rackable Systems. Inc., a Delaware corporation (“Rackable”). All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Asset Purchase Agreement (as defined below).

WHEREAS, the Company and Rackable are parties to that certain Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”) pursuant to which, among other things, the Company purchased substantially all of the assets of Rackable;

WHEREAS, part of the consideration for the assets sold pursuant to the Asset Purchase Agreement was the agreement of the Company to enter into this Agreement with Rackable and to issue to Rackable a Company Warrant under certain circumstances and subject to the terms and conditions set forth herein;

WHEREAS, immediately after the consummation of the transactions contemplated by the Asset Purchase Agreement, Rackable holds an aggregate of 7,175,004 shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”); and

WHEREAS, the Company and Rackable each believe that it is in their respective best interests to enter into this Agreement and consummate the transactions contemplated hereby and by the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereby agree as follows:

1. Issuance of the Company Warrant.

(a) Company Warrant. Subject to the terms and conditions set forth herein, upon the first Potential Warrant Issuance Event in which the Investment Targets are met, the Company shall issue to Rackable a Company Warrant in the Applicable Warrant Share Amount (set forth below) for each Target Level (set forth below) which would be achieved in connection therewith. Notwithstanding anything contained to the contrary herein, the Company shall only be obligated to issue one Company Warrant with respect to each Target Level achieved in connection with the initial Potential Warrant Issuance Event pursuant to this Agreement.

(b) Investment Targets. The “Investment Target” shall be deemed met at the Target Level set forth below, so long as the Investment LLC has achieved (i) an IRR of at least the applicable IRR Target and (ii) an Investment Return greater than or equal to the applicable Investment Return Target set forth opposite such Target Level (assuming, in calculating whether such targets are met, that the Company Warrant applicable to such Target Level was (and the Company Warrants, if any, which would be issued at all lower Target Levels were) issued, outstanding and exercised prior to making such calculation):

Target Level	IRR Target	Investment Return Target
I	30%	3

II	40%	3.5

III	50%	4

IV	60%	4.5

For the purposes of clarity, and without limiting the generality of the foregoing, the Company shall issue up to four Company Warrants hereunder depending on the number of Target Levels which have been achieved (assuming, in calculating whether a given Target Level is achieved, that the Company warrant applicable to such Target Level was (and the Company Warrants, if any, which would be issued at all lower Target Levels were) issued, outstanding and exercised prior to making such calculation).

(c) Applicable Warrant Share Amount. The “Applicable Warrant Share Amount” with respect to each Investment Target shall be equal to that percentage of the Company’s Common Stock as set forth below:

(i)	Company Warrant representing 1.0% of the Company’s outstanding Common Stock on a fully-diluted and as-converted basis as of the Closing Date upon achievement of Target Level I;

(ii)	Company Warrant representing 0.5% of the Company’s outstanding Common Stock on a fully-diluted and as-converted basis as of the Closing Date upon achievement of Target Level II;

(iii)	Company Warrant representing 1.0% of the Company’s outstanding Common Stock on a fully-diluted and as-converted basis as of the Closing Date upon achievement of Target Level III; and

(iv)	Company Warrant representing 1.75% of the Company’s outstanding Common Stock on a fully-diluted and as-converted basis as of the Closing Date upon achievement of Target Level IV

For purposes of clarity, and notwithstanding anything to the contrary contained herein, the Parties agree that (i) the Applicable Warrant Share Amounts listed above are separate (not additive; e.g., only one Company Warrant shall be issued upon each Target Level which is achieved) and (ii) no Company Warrant shall be issued if, at minimum, Target Level I is not achieved upon the first Potential Warrant Issuance Event.

(d) Exercise Price. The “Exercise Price” with respect to each Company Warrant issued hereunder shall, at the time of the first Potential Warrant Issuance Event, be set at the price per share of Common Stock which would be necessary for each of the applicable Investment Targets to be met with respect to a given Target Level (assuming, in calculating whether such targets are met, that the Company Warrant applicable to such Target Level was (and the Company Warrants, if any, which would be issued at all lower Target Levels were) issued, outstanding and exercised prior to making such calculation). For the purposes of clarity, and by way of example, the Parties recognize that the Exercise Price for the Company Warrant issued upon the achievement of Target Level I shall be necessarily lower than the Exercise Price for the Company Warrant issued upon achievement of Target Level II).

2.

(e) Termination. Notwithstanding anything to the contrary contained herein, the obligation of the Company to issue any Company Warrants hereunder shall expire and be of no further force and effect following the first Potential Warrant Issuance Event.

(f) Representations and Warranties. In connection with the purchase, sale and issuance of the Company Warrants, and as a condition thereto, Rackable hereby represents and warrants to the Company and the Investment LLC that:

(i)	This Agreement constitutes the legal, valid and binding obligation of Rackable, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Rackable does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Rackable is a party or any judgment, order or decree to which Rackable is subject.

(ii)	The Company Warrants to be acquired by Rackable hereby will be acquired for Rackable’s own account and not with a view to, or the intention of, distribution thereof in violation of any applicable securities laws, and the Company Warrants (and the underlying Common Stock) will not be disposed of in contravention of any such laws. Rackable is an “accredited investor” as defined under Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Rackable is able to bear the economic risk of its investment in the Company Warrant for an indefinite period of time because the Company Warrants (and the underlying Common Stock) have not been registered under any applicable securities laws and, therefore, cannot be sold unless subsequently registered under all applicable securities laws or an exemption therefrom is available. Rackable has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Company Warrants and has had full access to such other information concerning the Company as he or it has requested. Rackable’s knowledge and experience in financial and business matters are such that Rackable is capable of evaluating the risks of making investments in the Company.

(iii)

Rackable specifically acknowledges and warrants that it has conducted its own independent evaluation, received independent legal advice and made its own analysis as it has deemed necessary, prudent or advisable in order to make its determination and decision to enter into this Agreement, to make the covenants, representations, warranties and promises provided for herein and therein and to consummate the transactions contemplated hereby. Rackable’s determination to enter into this Agreement and to consummate the transactions contemplated hereby, has been, and in each case will be, made by Rackable relying entirely upon its own independent evaluation, judgment and analysis and that of its legal counsel and other advisors, regarding the proper, complete and agreed upon consideration for and language for this Agreement, without reliance upon any oral or written representations and warranties of any kind or nature by any other Person (including, without limitation, the Company, the Investment LLC and its and their respective officers, directors, members, agents, partners, employees, equityholders, legal or other advisors and its and their Affiliates) and independent

3.

of any statements or opinions as to the advisability of such exchange or investments or as to the properties, business, prospects or condition (financial or otherwise) of the Company or any of its Subsidiaries, which may have been made or given by any such other Person, and such is not being given, or relying upon any legal, accounting or tax advice by the Company, the Investment LLC or its and their officers, directors, members, agents, partners, employees, equityholders, legal or other advisors or its and their Affiliates.

(iv)	Rackable has freely and independently bargained for this Agreement at arms-length and Rackable is receiving reasonably equivalent value and fair consideration.

(v)	Rackable is not relying upon confidential relationships between itself and any other Person. No statements, representations, promises, warranties, threats or inducements of any kind have been made outside this Agreement that have influenced or induced Rackable to execute this Agreement.

(g) Founders Agreement. The Company and Rackable agree and acknowledge that the Company Warrants and the shares of Common Stock issuable thereby are subject to the terms and conditions of the Founders Repurchase and Rights Agreement, dated as of the date hereof, between the Company, Rackable and certain of Rackable’s stockholders (the “Founders Agreement”) (including, without limitation, the drag-along provisions, transfer restrictions, and other restrictions contained therein).

2. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by facsimile (answerback confirmed) or sent by reputable overnight courier service. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail. Any notice to the parties hereto shall be delivered to the following addresses (as the case may be):

Company:

Rackable Corporation

721 Charcot Avenue

San Jose, CA 95131

Facsimile:	(408) 321-0293
Attention:	Chief Executive Officer

with a copy to (which shall not constitute notice hereunder):

Parthenon Capital

200 State Street

8th Floor

Boston, MA 02109

Facsimile:	(617) 478-7010
Attention:	Will Kessinger
Brian Golson

4.

Kirkland & Ellis

200 East Randolph Drive

Chicago, IL 60601

Attention:	Jeffrey Seifman
Facsimile:	(312) 861-2200

Rackable Systems, Inc.:

Rackable Corporation

721 Charcot Avenue

San Jose, CA 95131

Facsimile:	(408) 321-0293
Attention:	Chief Executive Officer

with a copy to (which shall not constitute notice hereunder):

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304-1018

Facsimile:	(650) 494-0792
Attention:	Paul “Chip” Lion III

3. General Provisions.

(a) Certain Definitions.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Cash Inflows” means, as of a given measurement date, without duplication, all cash payments (excluding expense reimbursements), plus the Fair Market Value of any publicly traded securities, determined by the Company in good faith taking into account the expiration of any lock-up periods or other transfer restrictions, received by the Investment LLC on or before such date with respect to or in exchange for securities of the Company which were issued to the Investment LLC pursuant to the Securities Purchase Agreement (including, without limitation, pursuant to Section 1.4 thereof) (whether such payments are received from the Company or any third party). For the purposes of greater certainty, and without in any way limiting the generality of the foregoing, Cash Inflows shall not include any management fees.

“Cash Outflows” means, as of a given measurement date, without duplication, all cash payments, plus the Fair Market Value of any publicly traded securities, determined by the Company in good faith taking into account the expiration of any lock-up periods or other transfer restrictions, made by the Investment LLC on or before such date (on a cumulative basis) with respect to or in exchange for securities of the Company which were issued to the Investment LLC pursuant to the Securities Purchase Agreement (including, without limitation, pursuant to Section 1.4 thereof) (whether such payments are made to the Company or any third party).

“Common Stock” means the Company’s common stock, par value $0.001 per share.

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“Company Warrant” shall mean a warrant to purchase the number of shares of Common Stock of the Company as is equal to the Applicable Warrant Share Amount, in form and substance attached hereto as Exhibit A.

“Fair Market Value” means the fair value of the applicable property determined in good faith by the Board of Directors of the Company based on such factors as the members thereof, in the exercise of their judgment, consider relevant.

“Founders Agreement” shall have the meaning set forth in Section 1(g) hereof.

“Investment Return” shall mean, as of a given measurement date, the number by which Cash Inflows must be multiplied in order to make Cash Inflows equal to Cash Outflows.

“IRR” means the annual interest rate (compounded annually) which, when used to calculate the net present value as of the date of this Agreement of all Cash Inflows and all Cash Outflows, causes the difference between such net present value amounts to equal zero. The IRR shall be determined in good faith by the Company. For the purposes of the IRR net present value calculation, each Cash Inflow and each Cash Outflow (i) will be determined as if the Company Warrant with respect to the applicable Target Level (and all lower Target Levels, if any) had previously been issued to Rackable (and exercised by Rackable), and (ii) in the event of any portion of the Cash Inflows are in public securities, the fair market value of such securities shall be determined in good faith by the Company taking into account the expiration of any lock-up periods or other transfer restrictions.

“Potential Warrant Issuance Event” shall mean a Sale of the Company, a Qualified Public Offering or a Recapitalization of the Company.

“Public Offering” means any underwritten sale of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission); provided that the following will not be considered a Public Offering: (i) any issuance of Common Stock as consideration for a merger or acquisition, and (ii) any issuance of Common Stock or rights to acquire Common Stock to existing stockholders or to employees of the Company or its Subsidiaries on Form S-4 or S-8 (or a successor form adopted by the Securities and Exchange Commission) or otherwise.

“Public Sale” means any sale of securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar provision then in force).

“Qualified Public Offering” means a Public Offering, with gross proceeds of not less than $30,000,000, a per share price equal to at least two times the implied value of the per share of Common Stock as of the Closing Date (as such price may be adjusted by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, or other reorganization), and resulting in the listing of such of the Company’s equity securities on a nationally recognized stock exchange in the U.S., including without limitation, The Nasdaq Stock Market National Market System.

“Recapitalization of the Company” means a recapitalizatization of the Company resulting in a dividend in respect of the Company’s Common Stock greater than or equal to $25,000,000 in the aggregate.

6.

“Sale of the Company” means (i) a sale of all or substantially all of the consolidated assets of the Company to any Person or (ii) the transfer or other disposition to any Person or group of Persons (as the term “group” is defined in the Securities Exchange Act of 1934) (other than Parthenon or any affiliate thereof) of outstanding equity securities (whether by sale, issuance, merger, consolidation, reorganization, combination or otherwise) of the Company such that after giving effect to such transfer, such Person or group of Persons would own or control the right to elect at least a majority of the members of the Board.

(b) Acknowledgement. Each of the Company and the Founder acknowledge that the Investor LLC has retained Kirkland & Ellis to act as their counsel and representative in connection with the transactions contemplated hereby and by the other Documents and that Kirkland & Ellis has not acted as counsel or representative for the Company or any Founder in connection with the transactions contemplated hereby or contemplated by the other Documents and that neither the Company nor any of the Founders has the status of a client of Kirkland & Ellis for conflict of interest or any other purposes as a result thereof.

(c) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Person.

(d) Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(f) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(g) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Investor LLC, the Company, Rackable and their respective successors and assigns (including any subsequent holders of the Founder Shares, as such term is defined in the Founders Agreement).

(h) Choice of Law. The construction, validity, enforcement and interpretation of this agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

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(j) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and or other injunctive relief in order to enforce or present any violations of the provisions of this Agreement.

(k) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Rackable and the Investor LLC.

(l) Further Assurances. The Company and Rackable shall execute and deliver such further instruments, documents and agreements, and take such additional action as the Company or Rackable may reasonably request to achieve or further the purposes of this Agreement.

(m) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(n) Indemnification and Reimbursement of Payments on Behalf of Rackable. The Company shall be entitled to deduct or withhold from any amounts owing from the Company to Rackable any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Rackable’s compensation or other payments from the Company or Rackable’s ownership interest in the Company. In the event the Company does not make such deductions or withholdings, Rackable shall indemnify the Company for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto and the Company’s deductions or withholdings shall be a condition of Rackable prior to any exercise or issuance of the Company Warrant.

(o) Delivery by Facsimile. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

* * * * *

8.

IN WITNESS WHEREOF, the parties hereto have executed this Company Warrant Agreement on the date first above written.

COMPANY:

RACKABLE CORPORATION

By:	/s/ Tom Barton
Its:	CEO

INVESTMENT LLC:

RACKABLE INVESTMENT LLC

By:	/s/ William C. Kessinger
Its:

RACKABLE:

RACKABLE SYSTEMS, INC.

By:	/s/ Giovanni Coglitore
Its:	CEO

Exhibit A

Form of Company Warrant

EXHIBIT A

The security represented by this certificate was originally issued on                     , and has not been registered under the Securities Act of 1933, as amended. Such security is also subject to transfer and other restrictions specified in the Company Warrant Agreement and the Founders Repurchase and Rights Agreement, each dated as of December     , 2002, as amended and modified from time to time, between the issuer hereof (the “Company”) and the initial holder hereof, and the Company reserves the right to refuse the transfer of such security until such transfer and other conditions have been fulfilled with respect to such transfer. Upon written request, a copy of such conditions shall be furnished by the Company to the holder hereof without charge.

RACKABLE SYSTEMS INC.

(F/K/A RACKABLE CORPORATION)

STOCK PURCHASE WARRANT

Date of Issuance:	Certificate No. W-

FOR VALUE RECEIVED, Rackable Systems, Inc., a Delaware corporation (f/k/a Rackable Corporation) (the “Company”), hereby grants to GNJ, Inc. (f/k/a Rackable Systems, Inc.), a Delaware corporation, or its registered assigns (the “Registered Holder”) the right to purchase from the Company a number of shares of Common Stock equal to (i)         %1 of the Company’s outstanding Common Stock on a fully-diluted and as-converted basis as of the Closing Date (as defined below), less (ii) the number of shares of Common Stock already issued in connection with partial exercises of this Warrant, at a price per share of $    2 (as adjusted from time to time in accordance herewith, the “Exercise Price”). This Warrant (the “Warrant”) is issued pursuant to the terms of the Company Warrant Agreement, dated as of December     , 2002 (the “Company Warrant Agreement”), between the Company, Rackable Systems, Inc. and Rackable Investment LLC. Certain capitalized terms used herein are defined in Sections 2 and 5 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant. For the purposes hereof, the “Closing Date” shall mean December     , 2002.

This Warrant is subject to the following provisions:

Section 1. Exercise of Warrant.

1A. Exercise Period. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the first to occur of (i) December 31, 2007, or (ii) the consummation of a Sale of the Company (the “Exercise Period”).

[1]	To be the Applicable Warrant Share Amount determined in accordance with the Company Warrant Agreement.
[2]	To be determined in accordance with the Company Warrant Agreement.

1B. Exercise Procedure.

(i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the “Exercise Time”):

(a) a completed Exercise Agreement, as described in Section 1D below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);

(b) this Warrant;

(c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 4 hereof; and

(d) payment to the Company, by check or by wire transfer of immediately available funds, in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the “Aggregate Exercise Price”).

(ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

(iii) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

(iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Company for any issuance tax in respect thereof or other cost incurred by the Purchaser in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof. The Company shall be entitled, as a condition to the exercise of this Warrant, to withhold or deduct any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes imposed with respect hereto.

(v) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

2.

(vi) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a Qualified Public Offering, the Sale of the Company or a Recapitalization of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of such Public Offering, Sale of the Company or Recapitalization of the Company in which case such exercise shall be deemed to be effective simultaneously with the consummation of such transaction.

1C. Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Registered Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Agreement in which event the Company shall issue to the Registered Holder a number of shares of Common Stock computed using the following formula

X = Y (A – B)
A

Where	X	=	the number of shares of Common Stock to be issued to the Registered Holder

	Y	=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (as adjusted to the date of such calculation)

	A	=	the fair market value of one share of Common Stock (at the date of such calculation)

	B	=	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by the Company’s Board of Directors in good faith.

1D. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement shall be substantially in the form set forth in Exhibit I hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

1E. Fractional Shares. If a fractional share of Common Stock would, but for the provisions of Section 1A, be issuable upon exercise of the rights represented by this Warrant, the Company shall, at its option, within five (5) business days after the date of the Exercise Time, deliver to the Purchaser either (i) a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the market price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share or (ii) deliver such fractional shares of Common Stock.

3.

Section 2. Definitions. The following terms have meanings set forth below:

“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Company Warrant Agreement.

Section 3. No Voting or Other Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

Section 4. Warrant Transferable. Subject at all times to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder shall not be transferable, in whole or in part, (i) except pursuant to the terms and conditions of the Founders Repurchase and Rights Agreement, dated as of the date hereof, by and among the Company, Rackable Systems, Inc. and the other parties thereto, or (ii) except in connection with a distribution or other transfer from the Registered Holder to its equity holders, and in each case unless accompanied by the surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.

Section 5. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for a new Warrant of like tenor representing in the aggregate the purchase rights hereunder, and each such new Warrant shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrants shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the “Warrant.”

Section 6. Adjustments.

6A. Stock Splits and Dividends. If outstanding shares of Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

6B. Reclassification. In case there occurs any reclassification of the Company’s Common Stock issuable upon exercise of this Warrant on or after the date hereof, then and in such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification shall be entitled to receive, in lieu of the Common Stock receivable upon the exercise

4.

hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 6.

6C. Adjustment Certificate. When any adjustment is required to be made in the Common Stock or the Exercise Price pursuant to this Section 6, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment, and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

Section 7. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 8. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder’s address as it appears in the records of the Company (unless otherwise indicated by any such holder).

Section 9. Amendment and Waiver. The provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing, in the aggregate, a majority of the shares of Common Stock obtainable upon exercise of this Warrant.

Section 10. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

* * * *

5.

IN WITNESS WHEREOF. the Company has caused this Warrant to he signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

RACKABLE CORPORATION

By

Its

[Corporate Seal]

Attest:

Secretary

EXHIBIT I

EXERCISE AGREEMENT

To: Rackable Corporation	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-            ), hereby agrees to subscribe for the purchase of                      shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

Signature

Address

EXHIBIT II

ASSIGNMENT

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-            ) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee	Address	No. of Shares

Dated:	Signature

Witness